Exhibit 11(a)

September 22, 2023

BlackRock Large Cap Focus Growth Fund, Inc.

50 Hudson Yards

New York, New York 10001

Ladies and Gentlemen:

We have acted as special Maryland counsel to BlackRock Large Cap Focus Growth Fund, Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933 (as amended, the “Act”) of shares of the Company’s common stock, par value $0.10 per share, designated as Investor A Common Stock (“Investor A Stock”), Investor C Common Stock (“Investor C Stock”), Institutional Common Stock (“Institutional Stock”), and Class K Common Stock (“Class K Stock” and, together with Investor A Stock, Investor C Stock, and Institutional Stock, the “Stock”) on the Company’s Registration Statement on Form N-14 filed with the Securities and Exchange Commission on the date hereof (File No. 333-273771) (together with all amendments through the date hereof, the “Registration Statement”), to be issued pursuant to an Agreement and Plan of Reorganization between the Company and BlackRock Capital Appreciation Fund, Inc. (substantially in the form attached as an exhibit to the Registration Statement, the “Agreement”).

We have examined the Registration Statement (exclusive of the exhibits thereto other than the Agreement and the Company’s charter and bylaws) and such corporate records, certificates, and documents as we deemed necessary for the purpose of this opinion. We have relied as to certain factual matters on information obtained from public officials and officers of the Company. Based on that examination, and assuming that upon any issuance of the Stock the total number of shares of (a) Investor A Stock issued and outstanding will not exceed the total number of shares of Investor A Stock that the Company is then authorized to issue under its charter, (b) Investor C Stock issued and outstanding will not exceed the total number of shares of Investor C Stock that the Company is then authorized to issue under its charter, (c) Institutional Stock issued and outstanding will not exceed the total number of shares of Institutional Stock that the Company is then authorized to issue under its charter, and (d) Class K Stock issued and outstanding will not exceed the total number of shares of Class K Stock that the Company is then authorized to issue under its charter, we advise you that in our opinion the shares of Stock, when issued under the circumstances contemplated in the Registration Statement and the Agreement, will be legally issued, fully paid, and non-assessable.

In expressing the opinion set forth herein, we have assumed that (i) all documents submitted to us as originals are authentic, (ii) all documents submitted to us as copies conform with the originals of those documents, (iii) all signatures on all documents submitted to us for examination are genuine, (iv) each natural person executing any such document is legally

Exhibit 11(a)

BlackRock Large Cap Focus Growth Fund, Inc.

September 22, 2023

competent to do so, (v) all public records reviewed by us or on our behalf are accurate and complete, and (vi) at the time of issuance of any of the shares of Stock, the Company will be in good standing under the laws of the State of Maryland and none of the governing documents of the Company will have been amended so as to cause such issuance of the shares of Stock to conflict with or violate any provisions of the governing documents of the Company. We express no opinion with respect to the laws of, or the effect or applicability of the laws of, any jurisdiction other than, and our opinion expressed herein is limited to, the laws of the State of Maryland. The opinion expressed herein is limited to the matters expressly set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Miles & Stockbridge P.C.

By:	/s/ Emily Higgs
Principal